UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of Willis Group Holdings Public Limited Company, an Irish public limited company (“Company”), adopted a new long-term incentive program for 2012, entitled the 2012 Long Term Incentive Program (the “2012 Program”), which the Committee determined was in the best interests of the Company and its shareholders.

Under the 2012 Program, the Company may grant options and restricted share units (“RSUs”) for the purchase of the Company’s ordinary shares under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan (the “2012 Plan”), which awards will be subject to the terms of the 2012 Plan. The Company’s shareholders approved the adoption of the 2012 Plan at the Company’s 2012 Annual General Meeting of Shareholders (the “2012 AGM”) held on April 25, 2012. The description of the 2012 Plan that is set forth in our proxy statement dated March 12, 2012 is incorporated herein by reference. A copy of the 2012 Plan is attached as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Executive management who may participate in the 2012 Program include the named executive officers (as determined in accordance with Instruction 4 of Item 5.02 of Form 8-K), other than the Chief Executive Officer, as well as certain other executive officers nominated for participation by our Chief Executive Officer and approved by the Committee. For named executive officers, time-based options would comprise 25% of the individual’s targeted 2012 award, performance-based RSUs would comprise 50% of the individual’s targeted 2012 award and time-based RSUs would comprise 25% of the individual’s targeted 2012 award. The performance-based RSUs under the 2012 Program will be earned 50% based on the achievement of a 2012 financial target of adjusted earnings per share (“EPS”) and 50% will be earned based on the achievement of a 2012 financial target of adjusted operating margin. If the targets are not achieved at 100%, the amount of the performance-based RSU award would be reduced in accordance with the following sliding scale:

PERFORMANCE AGAINST APPLICABLE ADJUSTED EPS OR ADJUSTED OPERATING MARGIN TARGET	PERFORMANCE-BASED RSUS EARNED
100%	100%
95%	90%
90%	80%
<90%	0

The time-based options, time-based RSUs and the performance-based RSUs that have been earned based on the performance of the 2012 targets, will generally vest 50% on the second and third anniversaries of the grant date, subject to the continued employment of the participant during the vesting period. The additional terms of the awards under the 2012 Program will be determined by the Committee at the time of grant. The Committee will administer the 2012 Program and has discretion regarding the treatment of the awards upon a termination of employment, change of control or similar events. Grants under the 2012 Program will be subject to certain non-solicitation, confidentiality provisions and notice provisions regarding termination of employment. The Committee or, as applicable, the Board of Directors may terminate or amend the 2012 Program without participant or shareholder approval.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2012, the Company held the 2012 AGM at its offices in Dublin, Ireland. Proxies for the 2012 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 142,852,591 ordinary shares (approximately 82.07% of 174,056,099 ordinary shares outstanding and entitled to vote as of March 1, 2012, the record date for the 2012 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2012 AGM.

At the 2012 AGM, shareholders elected Mr. William W. Bradley, Mr. Joseph A. Califano, Jr., Ms. Anna C. Catalano, Sir Roy Gardner, Sir Jeremy Hanley, Ms. Robyn S. Kravit, Mr. Jeffrey B. Lane, Ms. Wendy E. Lane, Mr. James F. McCann, Mr. Joseph J. Plumeri, Mr. Douglas Roberts and Dr. Michael J. Somers to serve as directors until the next Annual General Meeting of Shareholders or until his/her successor is elected and qualified.

The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
William W. Bradley	126,923,065	5,913,527	728,914	9,287,085
Joseph A. Califano, Jr.	127,096,970	5,739,621	728,915	9,287,085
Anna C. Catalano	125,937,837	5,992,676	1,634,993	9,287,085
Sir Roy Gardner	126,266,442	5,650,073	1,648,991	9,287,085
Sir Jeremy Hanley	126,263,146	5,653,444	1,648,916	9,287,085
Robyn S. Kravit	126,178,093	5,738,455	1,648,958	9,287,085
Jeffrey B. Lane	121,765,078	10,165,091	1,635,337	9,287,085
Wendy E. Lane	121,020,148	10,909,643	1,635,715	9,287,085
James F. McCann	122,384,927	9,545,686	1,634,893	9,287,085
Joseph J. Plumeri	116,888,509	15,037,012	1,639,985	9,287,085
Douglas B. Roberts	126,296,526	5,632,068	1,632,912	9,287,085
Michael J. Somers	126,189,176	5,742,953	1,633,378	9,287,085

The shareholders also ratified the reappointment of Deloitte LLP as the Company’s independent auditors until the close of the next Annual General Meeting of Shareholders, and authorized the Board of Directors acting through the Audit Committee to fix the independent auditor’s remuneration. Of the shares voted, 141,639,012 voted in favor, 448,900 voted against and 764,679 abstained.

            The shareholders approved on an advisory (non-binding) basis the overall executive compensation of the Company’s named executive officers, described in the Company’s proxy statement for the 2012 AGM pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Of the shares voted, 72,159,795 voted in favor, 60,463,745 voted against, 941,966 abstained and there were 9,287,085 broker non-votes.

The shareholders also approved the 2012 Plan. Of the shares voted, 110,881,802 voted in favor, 21,862,033 voted against, 821,671 abstained and there were 9,287,085 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan